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                                                                    Exhibit 10.4


                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT, by and between Joanne Wacker (the "Employee") and Apropos Technology, Inc., an Illinois corporation (the "Company"), is made as of January 20, 2000.

     In consideration of the mutual covenants herein contained, and in consideration of the employment of Employee by the Company, the parties agree as follows:

     1.   Duties and Scope of Employment.

          (a) Position. The Company agrees to employ the Employee under the terms of this Agreement in the position of Vice President, Marketing. Employee shall report to the President of the Company in the corporate offices in Oakbrook Terrace, Illinois.

          (b) Obligations. During the term of this Agreement, the employee shall devote her full business efforts and time to the Company.


     2.   Compensation.

          (a) Base Salary and Bonus. Beginning on the effective date of this Agreement, the Employee shall be paid a base salary (the "Base Compensation) of $148,000, per year, payable in accordance with the Company's standard payroll policies. The Company shall review Employee's performance on at least an annual basis and shall adjust Employee's base salary as it deems appropriate based on such review.

          (b) Bonus. Employee shall also be eligible for an annual bonus of $40,000 based upon her performance measured against management objectives. The bonus will be due and payable on the 15th day of February of the following year.
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     3.   Definitions. As used herein, the following definitions shall apply:

          (a) "Change in Control" shall mean the occurrence of the following event: The stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than as merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition of the Company of all or substantially all the Company's assets.

          (b) "Termination for Cause" shall mean that Employee's termination was the result of (i) act or acts of dishonesty undertaken by Employee and intended to result in substantial gain or personal enrichment of Employee at the expense of the Company, (ii) persistent failure by Employee to perform the duties and obligations of Employee's employment which are not remedied in a reasonable period of time after receipt of written notice from the Company;
(iii) the conviction of Employee of a felony; or (iv) Employee's continued breach of any term of this Agreement or any Exhibit to this Agreement after written notice and a reasonable period to cure.

          (c) "Constructive Termination" shall mean (i) a material reduction in Employee's salary or benefits not agreed to by Employee (except in connection with a decrease to be applied because the Company's performance has decreased and which is also applied to other officers, and excluding the substitution of substantially equivalent compensation and benefits), or (ii) a material change in Employee's responsibilities, other than as contemplated by and consistent with the spirit of Section 1(a), not agreed to by Employee.

          (d) "Voluntary Termination of Employment" shall mean Employee voluntarily terminates her employment with the Company, unless such termination occurs within three (3) months following a Constructive Termination.

     4. Employee Benefits. During the term of his employment under this Agreement, the Employee shall be entitled to the full benefits for which Employee is eligible under the employee benefit plans and including (without limitation) pension plans, savings or profit-sharing plans, deferred compensation plans, supplemental retirement plans, stock option, incentive or other bonus plans, life, disability, health, accident and other insurance programs, paid vacations and sabbatical, and similar plans or programs, subject in each case to the generally applicable terms and conditions of the plan or program in question and to the determination of any committee or the Board of Directors administering such plan or program.

     5. Business Expenses and Travel. During the term of her employment under this Agreement, the Employee shall be authorized to incur necessary and reasonable travel, entertainment, cellular phone, and other business expenses in connection with her duties
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hereunder. The Company shall reimburse the Employee for such expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the Company's generally applicable policies.

     6.   Term, Termination, and Severance.

          (a) Basic Rule. The Company agrees to continue the Employee's employment, and the Employee agrees to remain in the employ of the Company, from the effective date of this Agreement until the date when the Employee's employment terminates pursuant to the provisions of this Paragraph.

          (b) Termination by the Company. The Company may terminate Employee's employment at any time, for any reason or for no reason, subject to the notice and severance requirements contained in this Paragraph.

               (i) Termination Without Cause. If the Employee's employment is terminated during the term of this Agreement for any reason other than Voluntary Termination of Employment or Termination for Cause the provisions of Section 6(d) shall apply.

               (ii) Termination for Cause. If the Company's termination of Employee during the term of this Agreement is a Termination for Cause, no notice or pay in lieu of notice will be required.

          (c) Voluntary Termination by the Employee. The Employee may terminate her employment voluntarily by giving the Company fourteen (14) days' advance notice in writing.

          (d) Payment Upon Termination of Employment. If, during the term of this Agreement, the Employee's employment is terminated by the Company pursuant to Section 6(b)(i) or voluntarily by Employee within three (3) months following a Constructive Termination or within six (6) months of a Change of Control, the Company shall continue to pay to the Employee her base compensation for six (6) months following the date of Employee's actual termination of employment (the "Severance Payment"). Such base compensation amount shall be the base salary determined as of the commencement date of this Agreement, and as is agreed to in future years by the Company. The Severance Payment shall be made in six equal monthly installments.

          (e) Payment in Lieu of Contract Damages. Any payments made under this section shall be in lieu of any further payments to the Employee and any further accrual of benefits with respect to periods subsequent to the date of the employment termination. Notwithstanding the preceding sentence, no payments under this section shall reduce or offset any benefits the Employee may be entitled to under the specific terms of the benefit plans of the Company.
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     7.   Noncompetition, Nondisclosure and Developments. As a condition of employment, concurrently with the execution hereof, Employee agrees to execute the Noncompetition, Nondisclosure and Developments Agreement set forth in Exhibit A.

     8.   Successors.

          (a) Company's Successors. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume this Agreement and agree expressly to perform this Agreement in the same manner and to the same extent as the Company would be required to perform it in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this subsection (a) or which becomes bound by this Agreement by operation of law.

          (b) Employee's Successors. This Agreement and all rights of the Employee hereunder shall be binding upon, inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, devises and legatees. Any purported or attempted assignment or transfer by the Employee of any of the Employee's duties, responsibilities or obligations hereunder shall be void.

     9.   Notice.   Notices and all other communications contemplated by this
Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or three (3) days after being mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing in accordance herewith (provided that no such change shall be effective until actually received by the Company). In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its President.


     10.  Miscellaneous Provisions.

          (a) Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by the President. No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

          (b) Whole Agreement. No agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement or the Exhibits hereto have been made or entered into by either party with respect to the subject matter hereof. This Agreement shall supersede and control in the event of any conflict between this Agreement and any other correspondence with the Company.
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          (c)  Choice of Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois. Any claims or legal actions by one party against the other arising out of the relationship between the parties contemplated herein (whether or not arising under this Agreement) shall be governed by the laws of the State of Illinois and shall be commenced and maintained in any state or federal court located in Cook County, Illinois, and both parties hereby submit to the jurisdiction and venue of any such court.

          (d) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

          (e) No Assignment of Benefits. To the extent permitted by law, the rights of any person to payments or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this subsection (e) shall be void.

          (f)  Limitation of Remedies.   If the Employee's employment terminates
for any reason, the Employee shall not be entitled to any payments, benefits, damages, awards, or compensation other than as provided by this Agreement.

          (g) Employment Taxes. All payments made pursuant to this Agreement will be subject to withholding of applicable taxes.

          (h) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.
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          IN WITNESS THEREOF, each of the parties has executed this Agreement as of the day and year written below.




-------------------                    Apropos Technology, Inc.
Joanne P. Wacker
                                       By:
                                              --------------------------

Date: --------------                   Title:
                                              --------------------------

                                       Date:
                                              --------------------------
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                                   EXHIBIT A
           NONCOMPETITION, NONDISCLOSURE AND DEVELOPMENTS AGREEMENT


          See attached.